TO BE FILED AS EXHIBIT 23(b):

Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this pre-effective amendment No. 2 to S-4 Registration Statement (File No. 333-160578) on Form S-4/A of our report dated March 31, 2009 with respect to the consolidated financial statements of NeoStem, Inc. and Subsidiaries, which appears in NeoStem, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2008.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Holtz Rubenstein Reminick LLP

New York, New York
August 28, 2009